UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 24, 2020

 AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in Charter)

Delaware	001-35182	26-0179592
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 200

Englewood, Colorado 80112

(Address of principal executive offices, including zip code)

(720) 437-6500

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	AMPE	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 8.01 Other Events.

On March 24, 2020, Ampio Pharmaceuticals, Inc. (the “Company”) announced that it is preparing an expanded access FDA protocol to study nebulized Ampion as a treatment for moderate to severe Acute Respiratory Distress Syndrome (“ARDS”) associated with COVID-19. In this announcement the Company provided a summary of its rationale supporting the planned clinical investigation.

On March 24, 2020, the Company also announced that it has suspended patient enrollment in its Phase 3 Study of Ampion for severe osteoarthritis of the knee due to the COVID-19 pandemic and is exploring options to complete the trial. The Company further notes that it is possible that the COVID-19 pandemic may prevent the completion of the trial.

Copies of the press releases are provided as Exhibits 99.1 and 99.2 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release dated March 24, 2020 regarding preparation of Ampion clinical protocol for ARDS
99.2	Press Release dated March 24, 2020 regarding suspension of patient enrollment in the AP-013 study

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D
AMPIO PHARMACEUTICALS, INC.

	By:	/s/ Daniel G. Stokely
Daniel G. Stokely
Chief Financial Officer

Dated: March 24, 2020